Exhibit 10.7

                           BUCYRUS INTERNATIONAL, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                            Effective January 1, 2007

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                                TABLE OF CONTENTS

                                                                            Page
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ARTICLE I. DEFINITIONS AND CONSTRUCTION......................................  2
      Section 1.01. Definitions..............................................  2
      Section 1.02. Construction and Applicable Law..........................  5

ARTICLE II. PARTICIPATION....................................................  7
      Section 2.01. Eligibility..............................................  7

ARTICLE III. EMPLOYEE DEFERRED COMPENSATION..................................  8
      Section 3.01. Deferrals of Base Pay....................................  8
      Section 3.02. Deferrals of Annual Bonus Awards.........................  9
      Section 3.03. Matching Contribution Credits...........................  10
      Section 3.04. Other Deferrals and Credits.............................  10
      Section 3.05. Effect of Hardship Distributions........................  11
      Section 3.06. Involuntary Termination of Deferral Elections...........  11

ARTICLE IV. ACCOUNTING AND HYPOTHETICAL INVESTMENT ELECTIONS................  12
      Section 4.01. Investment Options......................................  12
      Section 4.02. Participant Investment Elections........................  12
      Section 4.03. Allocation of Deemed Investment Gain or Loss............  13
      Section 4.04. Accounts are For Record Keeping Purposes Only...........  13

ARTICLE V. DISTRIBUTION OF ACCOUNTS.........................................  14
      Section 5.01. Distribution Election and Procedure.....................  14
      Section 5.02. Hardship Withdrawals....................................  16

ARTICLE VI. GENERAL PROVISIONS..............................................  18
      Section 6.01. Administration..........................................  18
      Section 6.02. Restrictions to Comply with Applicable Law..............  18
      Section 6.03. Claims Procedures.......................................  19
      Section 6.04. Participant Rights Unsecured............................  20
      Section 6.05. Distributions for Tax Withholding and Payment...........  21
      Section 6.06. Amendment or Termination of Plan........................  21
      Section 6.07. Administrative Expenses.................................  24
      Section 6.08. Successors and Assigns..................................  24
      Section 6.09. Right of Offset.........................................  24
      Section 6.10. Not a Contract of Employment............................  24
      Section 6.11. Miscellaneous Distribution Rules........................  24
      Section 6.12. Nontransferability......................................  25
      Section 6.13. Limitation on Actions...................................  26

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                           BUCYRUS INTERNATIONAL, INC.
                           DEFERRED COMPENSATION PLAN

      Bucyrus International, Inc. (the "Company") has established the Bucyrus International, Inc. Deferred Compensation Plan (the "Plan") with respect to amounts deferred by eligible participants after December 31, 2006. The Plan is intended to promote the best interests of the Company and its Affiliates by attracting and retaining key management employees possessing a strong interest in the successful operation of the Company and its Affiliates and encouraging their continued loyalty, service and counsel to the Company and its Affiliates. The terms and conditions of the Plan are set forth below.

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                     ARTICLE I. DEFINITIONS AND CONSTRUCTION

Section 1.01. Definitions.

      The following terms have the meanings indicated below unless the context in which the term is used clearly indicates otherwise:

      (a) Account: The record keeping account or accounts maintained to record the interest of each Participant under the Plan. An Account is established for record keeping purposes only and not to reflect (or require) the physical segregation of assets on the Participant's behalf. To the extent relevant with respect to any Participant, the Participant's overall Account may consist of such subaccounts or balances as the Administrator may determine to be necessary or appropriate.

      (b) Administrator: The Bucyrus International, Inc. Benefits Committee or such other committee as may be appointed by the Committee to administer the Plan. Administrator action under the Plan is subject to the rules and restrictions set forth in Section 6.01.

      (c) Affiliate: A corporation, partnership, joint venture, trust, association or other trade or business that, with the Company, forms part of a controlled group of corporations, group of trades or businesses under common control, or affiliated service group within the meaning of Code Section 414(b) or (c).

      (d) Annual Bonus Award: Any cash incentive awarded to an Eligible Employee with respect to a calendar year, whether or not such award is actually paid to the Eligible Employee during such Plan Year.

      (e) Annual Bonus Deferral: See Section 1.01(m)(ii).


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      (f) Base Pay: An Eligible Employee's taxable cash base compensation
(reportable on Form W-2) for the Plan Year or scheduled pay period, prior to reduction for any contributions by the Eligible Employee to this Plan or amounts deferred by the Eligible Employee under Code Sections 125, 132(f) or 401(k), but exclusive of all forms of extra compensation such as bonuses, overtime, moving expenses, pay for unused vacations, excess insurance premiums, safety cash awards, meal allowances, reimbursed expenses, termination pay, moving pay, commuting expenses, severance pay, non-elective deferred compensation payments or accruals, stock options or restricted stock, or the value of any other employer-provided fringe benefits or coverage, all as determined in accordance with such uniform rules, regulations or standards as may be prescribed by the Administrator.

      (g) Base Pay Deferral: See Section 1.01(m)(i).

      (h) Beneficiary: The person or entity designated by a Participant to be the Participant's beneficiary for purposes of this Plan. If a Beneficiary dies before receiving all payments due such Beneficiary, any remaining payments will be made to the designated Beneficiary's estate unless a contingent Beneficiary was designated by the Participant as to such amounts. If there is a contingent Beneficiary, payments will be made to the contingent Beneficiary and, if such contingent Beneficiary dies, any remaining payments will be made to the contingent Beneficiary's estate. If no Beneficiary has been designated when Plan benefits become payable upon the death of a Participant, the Participant's beneficiary under the Salaried Savings Plan shall be the Beneficiary. Beneficiary designations shall be filed with the Administrator, in writing, in such form as the Administrator may prescribe for this purpose, and shall become effective only if received by the Administrator while the Participant is living.

      (i) Board: The Board of Directors of the Company.

      (j) Code: The Internal Revenue Code of 1986, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of the Code shall be deemed to include reference to any successor provision thereto.


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      (k) Committee: The Compensation Committee of the Board of Directors of the
Company.

      (l) Company: Bucyrus International, Inc. or any successor thereto.

      (m) Deferral: An amount credited, in accordance with a Participant's election, to the Participant's Account under the Plan in lieu of the current payment of an equal amount of cash compensation to the Participant. Deferrals include the following:

            (i) Base Pay Deferral: A deferral of a portion of an Eligible Employee's Base Pay in accordance with Section 3.01.

            (ii) Annual Bonus Deferral: A deferral of a portion of an Eligible Employee's cash bonus award in accordance with Section 3.02.

      (n) Eligible Employee: A common law employee of a Participating Employer who satisfies the requirements of Section 2.01.

      (o) ERISA: The Employee Retirement Income Security Act of 1974, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time. Any reference to a specific provision of ERISA shall be deemed to include reference to any successor provision thereto.

      (p) Investment Options: The hypothetical investment options established by the Administrator from time to time (which may, but need not, be based upon one or more of the investment options available under the Salaried Savings Plan).

      (q) Matching Contribution Credits: The amounts (if any) credited to a Participant's Account in accordance with Section 3.03.

      (r) Participant: An Eligible Employee (or former Eligible Employee) with an undistributed Account balance under the Plan.


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      (s) Participating Employer: The Company and each Affiliate that, with the consent of the Company, participates in the Plan for the benefit of one or more Participants.

      (t) Plan Year: The 12-month period beginning on January 1 of each year and ending on December 31 of the same year.

      (u) Salaried Savings Plan: The Bucyrus International, Inc. Salaried Employees' Savings Plan, as amended and in effect from time to time, or any successor thereto.

      (v) Separation from Service: The date on which a Participant separates from service with the Company or its Affiliates, within the meaning of Code
Section 409A. A Participant has not incurred a Separation from Service if the Participant is absent from active employment due to military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed the greater of (1) six (6) months; or (2) the period during which the Participant's right to reemployment by the Company or an Affiliate is provided either by statute or by contract.

      (w) Valuation Date: Any date on which a Participant's Account is valued, which shall be each business day of a Plan Year unless determined otherwise by the Administrator or the Committee.

Section 1.02. Construction and Applicable Law.

      (a) Wherever any words are used in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are use in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. Titles of articles and sections are for general information only, and the Plan is not to be construed by reference to such items.

      (b) This Plan is intended to be a plan of deferred compensation maintained for a select group of management or highly compensated employees as that term is used in ERISA, and shall be interpreted so as to comply with the applicable requirements thereof. In all other respects, the Plan is to be construed and its validity determined according to the laws of the State of Wisconsin (without reference to conflict of law principles thereof) to the extent such laws are


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not preempted by federal law, and any action for benefits under the Plan or to enforce the terms of the Plan shall be heard in the State of Wisconsin by the court with jurisdiction over the claim. In case any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, but the Plan shall, to the extent possible, be construed and enforced as if the illegal or invalid provision had never been inserted.


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                            ARTICLE II. PARTICIPATION

Section 2.01. Eligibility.

      An employee shall be an Eligible Employee only if the employee is classified by a Participating Employer as a U.S. common-law employee and who is employed in the position of General Manager, Vice President or above.


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                   ARTICLE III. EMPLOYEE DEFERRED COMPENSATION

Section 3.01. Deferrals of Base Pay.

      (a) Amount. A Participant may elect, in such form and manner as the Administrator may prescribe, to defer payment of a portion of the Base Pay that would otherwise be paid to the Participant. A Participant's election shall specify either a fixed dollar amount or a percentage (in increments of 5% to a maximum of 50%, or such other percentage specified by the Administrator) of the Participant's Base Pay that the Participant wishes to defer. The Administrator may unilaterally decrease a Participant's elected Base Pay Deferral amount or percentage, but only if and to the extent that such adjusted amount or percentage is necessary in order to provide the Participant with non-deferred compensation that is sufficient to accommodate withholdings required under applicable law or other authorized withholdings and if such adjustment is consistent with the requirements of Code Section 409A. The minimum yearly Base Pay Deferral is $5,000 (or if the Participant has designated a percentage of Base Pay to be deferred, the percentage that, when applied to the Participant's Base Pay at the time the Base Pay Deferral election is made, is expected to result in an yearly Annual Pay Deferral of at least $5,000).

      (b) Timing of Initial Deferral Election. In the case of a Participant who becomes eligible to participate in the Plan for the first time (and who is not eligible under any other plan that, for purposes of Code Section 409A, is aggregated with this Plan) and who makes a Base Pay Deferral election within thirty (30) days of becoming eligible to participate in the Plan, the Participant's validly executed Base Pay Deferral election shall become effective with respect to Base Pay attributable to services to be performed subsequent to the date on which the Participant's election is filed with the Administrator, or on such later date as determined by the Administrator for reasons of administrative convenience. If the Participant does not (or is not eligible to) submit a Base Pay Deferral election during the initial 30-day election period described above, the Participant may thereafter elect to defer payment of Base Pay by submitting a validly executed Base Pay Deferral election to the Administrator. Such Base Pay Deferral election shall become effective and shall apply only to Base Pay attributable to services


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performed on or after January 1 of the calendar year following the calendar year during which the election is received and accepted by the Administrator, or as soon thereafter as practicable.

      (c) Carry-Over of Base Pay Deferral Election from Year to Year. A Participant's Base Pay Deferral election will not carry over from year to year. A Participant must make a new election in accordance with subsection (d) with respect to each calendar year.

      (d) Change In Base Pay Deferral Election. A Participant may continue or change his or her Base Pay Deferral election only by filing notice of such change with the Administrator, in such form as the Administrator may prescribe, by December 31 (or by such earlier date as the Administrator shall require) of the calendar year preceding the calendar year in which the continuation of or change in the Participant's Base Pay Deferral is to take effect. Except to the extent that the Administrator is permitted (and elects) to give earlier effect to a Participant's change in his or her Base Pay Deferral election in accordance with regulations promulgated by the Secretary of the Treasury under Code Section 409A, a Participant's Base Pay Deferral election, once effective with respect to a calendar year, may not be revoked or modified with respect to Base Pay attributable to services performed in that calendar year.

Section 3.02. Deferrals of Annual Bonus Awards.

      A Participant may irrevocably elect, in such form and manner as the Administrator may prescribe, to defer payment of a portion of the cash Annual Bonus Award that may be awarded and that would otherwise be paid to the Participant with respect to any calendar year. A Participant's election shall specify either a fixed dollar amount or a percentage (in increments of 5% to a maximum of 100%, or such other amount or percentage as may be established by the Administrator, or as may be necessary in order to comply with applicable withholding obligations, whether attributable to withholdings required under applicable law or other authorized withholdings) of the Participant's Annual Bonus Award that the Participant wishes to defer. In the case of any Annual Bonus Award that does not constitute performance-based compensation for purposes of Code Section 409A, a validly executed Deferral election shall be effective only if the Deferral election is received and accepted by the Administrator prior to the last day of the calendar year preceding the calendar year in which the Participant performs (or begins to perform) the services on which the Annual Bonus Award is based, or by such other


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time as provided in regulations promulgated by the Secretary of the Treasury and adopted by the Administrator. In the case of any Annual Bonus Award that constitutes performance-based compensation for purposes of Code Section 409A, a validly executed Deferral election shall become effective with respect to the Annual Bonus Award that may be awarded to the Participant with respect to a calendar year if the Participant's Deferral election is received and accepted by the Administrator at least six (6) months prior to the end of the (calendar year) performance period for the bonus, or by such earlier (but not later) date as the Administrator may establish. A Participant's election to defer an Annual Bonus Award shall be effective only for the performance period to which the election relates, and shall not carry over from year to year.

Section 3.03. Matching Contribution Credits.

      The Administrator will also credit to the Account of each Participant a Matching Contribution Credit (denominated in cash) on Base Pay Deferrals and/or Annual Bonus Deferrals made under this Plan during any Plan Year. The Matching Contribution Credit will be equal to fifty percent (50%) of the total amount deferred into the Plan for the Plan Year, provided that such Matching Contribution Credit shall not exceed three percent (3%) of the Participant's Base Pay and Annual Bonus that is in excess of the dollar limit on compensation imposed by Code Section 401(a)(17) for such calendar year. The Matching Contribution Credit will be made as of the last day of the Plan Year, or on such other periodic basis as is determined by the Administrator. A Participant will be vested in any Matching Contribution Credits, and any earnings attributed to them, to the same extent that the Participant would have been vested in such Matching Contributions Credits, and any earnings thereon, if such Matching Contribution Credits had been made to the Salaried Savings Plan.

Section 3.04. Other Deferrals and Credits.

      The Administrator or the Committee, in their discretion, may, with respect to any Participant, determine that the Participant is eligible to make Deferrals with respect to additional components of the Participant's remuneration or receive employer contribution credits in addition to the credits described herein. In no event, however, shall the Administrator or Committee authorize such additional Deferrals or credits unless the Administrator or the


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Committee has first determined that the Deferrals or credits have been elected or authorized in a manner that will not result in the imposition of tax under Code Section 409A.

Section 3.05. Effect of Hardship Distributions.

      Notwithstanding the general timing rules under Sections 3.01 and 3.02 that govern Participant Deferral elections, in the event that a Participant receives a distribution on account of "hardship" under the Salaried Savings Plan or any other qualified plan maintained by the Company or an Affiliate that includes a qualified cash or deferred arrangement under Code Section 401(k) where such plan requires the Participant to cease qualified and non-qualified deferrals as a condition of receiving the distribution, then the Participant's Base Pay Deferral election under this Plan, and any Annual Bonus Deferral election under this Plan that relates to a bonus to be paid within six (6) months following the date of such emergency or hardship distribution, shall be terminated (and not merely suspended). Any Deferral election made after termination of a Deferral election due to hardship will be considered an "initial deferral election" that is subject to the rules of Code Section 409A and the regulations promulgated thereunder with respect to "initial deferral elections."

Section 3.06. Involuntary Termination of Deferral Elections.

      Subject to Code Section 409A, a Participant's Deferral elections will terminate, or contribution credits to a Participant's Account will cease, if the Administrator or the Committee determines that the Participant is no longer eligible to participate in the Plan or that revocation of a Participant's eligibility is necessary or desirable in order for the Plan to qualify under ERISA as a plan of deferred compensation for a select group of management or highly compensated employees.


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          ARTICLE IV. ACCOUNTING AND HYPOTHETICAL INVESTMENT ELECTIONS

Section 4.01. Investment Options.

      The Administrator may designate two or more Investment Options; provided that until such time as the Administrator has designated two or more Investment Options, a Participant's undistributed Account will be credited with interest equivalent at a rate that, for any Plan Year, is the same as the interest crediting rate under the cash balance component of the Bucyrus International, Inc. Salaried Employees' Retirement Plan . The Administrator's designation of an Investment Option does not imply any obligation on the part of Participating Employers to set aside or otherwise invest funds in the designated Investment Option. An Investment Option serves merely as a device for determining the amount of deemed investment gain or loss to be credited or charged to a Participant's Account. Further, the Administrator may at any time modify the roster of available Investment Options, including the elimination of any Investment Option that was previously available under the Plan.

Section 4.02. Participant Investment Elections.

      (a) In accordance with uniform rules prescribed by the Administrator, which shall permit Participants to make investment directions at least annually, each Participant shall designate, in writing or in such other manner as the Administrator may prescribe, how his or her Account shall be deemed to be invested among the Investment Options. If the Participant fails to make a timely and complete investment designation, he or she shall be deemed to have elected that 100% of his or her Account (or if applicable, future Deferrals or credits) be credited to the default Investment Option specified by the Administrator.

      (b) When selecting more than one Investment Option, the Participant shall designate, in whole multiples of 1% or such other percentage determined by the Administrator, the percentage of his or her Account (or the percentage of future Deferrals or credits) to be allocated to each Investment Option.

      (c) A Participant's investment election or deemed investment election shall become effective on the date established by the Administrator for this purpose, and shall remain in effect


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unless and until modified by a subsequent election that becomes effective in accordance with the rules of this subsection.

      (d) Other than a reallocation of a Participant's Account pursuant to a revised investment election submitted by the Participant, the deemed investment allocation of a Participant will not be adjusted to reflect differences in the relative investment return realized by the various hypothetical Investment Options that the Participant has designated, i.e., the Participant's Account will not be periodically "rebalanced" to return the investment allocation of the Participant's Account to the investment allocation in effect on the effective date of the Participant's more recent investment election.

Section 4.03. Allocation of Deemed Investment Gain or Loss.

      As of each Valuation Date, the Account of each Participant will be credited (or charged) based upon the investment gain (or loss) that the Participant would have realized with respect to his or her Account since the immediately preceding Valuation Date had the Account been invested in accordance with the terms of the Plan and the Participant's actual or deemed investment election.

Section 4.04. Accounts are For Record Keeping Purposes Only.

      Plan Accounts and the record keeping procedures described herein serve solely as a device for determining the amount of benefits accumulated by a Participant under the Plan, and shall not constitute or imply an obligation on the part of a Participating Employer to fund such benefits. In any event, a Participating Employer may, in its discretion, set aside assets and/or contribute to a trust assets equal to part or all of such account balances and invest such assets in life insurance or any other investment deemed appropriate. Any such assets held by a Participating Employer or in a trust shall be and remain the sole property of the Participating Employer or the trust, as applicable, and a Participant shall have no proprietary rights of any nature whatsoever with respect to such assets.


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                       ARTICLE V. DISTRIBUTION OF ACCOUNTS

Section 5.01. Distribution Election and Procedure.

      (a) Election. An Eligible Employee shall make a distribution election with respect to his or her vested Account within 30 days following his or her initial participation date. The election shall be in such form as the Administrator shall prescribe. The distribution election shall specify whether payment of the Participant's benefits are to begin upon the Participant's Separation from Service, or such later age as is specified by the Participant, and shall specify that distribution of the Participant's Account will be made in accordance with one of the following options:

            (i) A single lump sum payment of the vested Account, valued as of the Valuation Date immediately preceding distribution; or

            (ii) 5 or 10 annual installments of the vested Account, as elected in advance by the Participant, with the amount of each installment equal to the balance of the Participant's Account as of the December 31 immediately preceding the distribution date divided by the number of installments remaining to be paid (and with the final distribution being equal to the balance in the Participant's Account as of the Valuation Date immediately preceding the distribution date).

If no election is in effect, the Participant will be deemed to have elected to receive payment in the form of a single lump sum.

      (b) Modified Distribution Election.

            (i) Prior to January 1, 2008. Provided that distribution of a Participant's Account has not been commenced and is not scheduled to commence during 2007, a Participant may


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                  change his or her distribution election until December 31,
                  2007.

      (c) After December 31, 2007. A Participant may change his or her distribution election (regarding the time or form of payment or both) only in accordance with the following rules:

            (i)   the revised distribution election must be made at least twelve
                  (12) months prior to the date on which the payment was scheduled to be paid (or begin to be paid, if installments were elected) and may not be given effect until the end of such twelve (12) month period; and

            (ii) the date of distribution must be delayed for at least five (5) years from the date on which the payment was scheduled to be paid (or begin to be paid, if installments were elected).

      (d) Distribution Commencement Date.

            (i) In General. Except as provided in Paragraph (ii) below, distribution of the Participant's vested Account will be made or commence in February of the calendar year following the calendar year in which the Participant's Account becomes payable, or as soon thereafter as is administratively practicable. For any Participant whose vested Account is distributable in annual installments, each annual installment after the initial payment will be paid in February, or as soon thereafter as is administratively practicable.

            (ii) Distributions Due to Separation from Service. Notwithstanding the foregoing, if the Participant's vested Account is payable by reason of the Participant's


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                  Separation from Service (other than Separation from Service occurring by reason of the Participant's death), distribution of the Participant's vested account will be made or begin in the month that follows the six month anniversary of the Participant's Separation from Service, or as soon thereafter as is administratively practicable, if such date is later than the date specified in Paragraph (i).

      (e) Form of Distribution, All payments shall be made in cash.

      (f) Distribution of Small Benefits. Notwithstanding anything to the contrary herein, including any election made by a Participant as to the form of distribution, if the balance of a Participant's Account is $10,000 or less as of the Valuation Date immediately preceding such Participant's Separation from Service, the balance of such Participant's Account shall be distributed in a lump sum payment, with payment to be made in accordance with the distribution timing rules of Section 5.01(c).

      (g) Acceleration of Payments. Notwithstanding any other provision of the Plan, if the Committee determines that all or any portion of a Participant's Account is required to be included in the Participant's income as a result of a failure to comply with the requirements of Code Section 409A and the regulations promulgated thereunder, the Company or applicable Affiliate shall immediately make distribution from the Plan to the Participant or Beneficiary, in one lump sum, of the amount (but not exceeding the amount) that is so taxable.

      (h) Distribution of Remaining Account Following Participant's Death. In the event of the Participant's death, the Participant's remaining undistributed interest will be distributed to the Participant's Beneficiary in a single sum on the first day of the month that is at least 90 days following the Participant's death, or as soon thereafter as is administratively practicable.

Section 5.02. Hardship Withdrawals.

      A Participant who has incurred an "unforeseeable emergency" may request, and the Committee may (but need not) approve a distribution of part or all of the Participant's vested Account balance, in accordance with and subject to the limitations set forth in this Section. An


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"unforeseeable emergency" means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or the Participant's dependent (as defined in Code Section 152(a)), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The amount authorized by the Committee for distribution with respect to an emergency may not exceed the amounts necessary to satisfy the emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets, to the extent that liquidation of such assets would not itself cause severe financial hardship.


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                         ARTICLE VI. GENERAL PROVISIONS

Section 6.01. Administration.

      The Committee or (subject to such rules as the Committee may prescribe) the Administrator shall administer and interpret the Plan and supervise preparation of Participant elections, forms, and any amendments thereto. The Committee or (subject to such rules as the Committee may prescribe) the Administrator may, in their discretion, delegate any or all of their authority and responsibility, and to the extent of any such delegation, any references herein to the Committee and/or the Administrator shall be deemed references to such delegee; provided that any such delegee shall not act in any non-ministerial fashion in a matter affecting the delegee's own participation or interest in the Plan. Interpretation of the Plan shall be within the sole discretion of the Committee or (subject to such rules as the Committee may prescribe) the Administrator, and any interpretations, actions, decisions or findings of the Committee or Administrator shall be final and binding upon each Participant and Beneficiary. The Committee or (subject to such rules as the Committee may prescribe) the Administrator may adopt and modify rules and regulations relating to the Plan as they deems necessary or advisable for the administration of the Plan. Notwithstanding anything to the contrary, the Administrator shall not act in any non-ministerial fashion in any matter that affects one or more of the members of the committee that is the Administrator (unless such action affects all Participants uniformly) and any such action will be taken or decision made by the Committee

Section 6.02. Restrictions to Comply with Applicable Law.

      Notwithstanding any other provision of the Plan, the Participating Employers shall have no obligation to make any payment under the Plan unless such payment is in accordance with the terms of the Plan and will comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. The Committee or the Administrator shall have the right to restrict any transaction, or impose other rules and requirements, to the extent it deems necessary or desirable in order to comply with any law or exemption.

Section 6.03. Claims Procedures.

      (a) If a Participant or Beneficiary (the "claimant") believes that he or she is entitled to a benefit under the Plan that is not provided, the claimant or his or her legal representative shall file a written claim for such benefit with the Administrator; provided that if the claimant is a member of the committee that comprises the Administrator, the claim shall be submitted directly to the Committee and all references in this subsection (a) to the Administrator shall instead refer to the Committee. The Administrator shall review the claim within 90 days following the date of receipt of the claim; provided that the Administrator may determine that an additional 90-day extension is necessary due to circumstances beyond the Administrator's control, in which event the Administrator shall notify the claimant prior to the end of the initial period that an extension is needed, the reason therefor and the date by which the Administrator expects to render a decision. If the claimant's claim is denied in whole or part, the Administrator shall provide written notice to the claimant of such denial. The written notice shall include the specific reason(s) for the denial; reference to specific Plan provisions upon which the denial is based; a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and a description of the Plan's review procedures (as set forth in subsection (b)) and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse determination upon review.

      (b) The claimant has the right to appeal the Administrator's decision by filing a written appeal to the Committee within 60 days after claimant's receipt of the decision or deemed denial. The claimant will have the opportunity, upon request and free of charge, to have reasonable access to and copies of all documents, records and other information relevant to the claimant's appeal. The claimant may submit written comments, documents, records and other information relating to his or her claim with the appeal. The Committee will review all comments, documents, records and other information submitted by the claimant relating to the claim, regardless of whether such information was submitted or considered in the initial claim determination. The Committee shall make a determination on the appeal within 60 days after receiving the claimant's written appeal; provided that the Administrator may determine that an additional 60-day extension is necessary due to circumstances beyond the Committee's control, in which event the Committee shall notify the claimant prior to the end of the initial period that an extension is needed, the reason therefor and the date by which the Committee expects to render a decision. If the claimant's appeal is denied in whole or part, the Committee shall provide written notice to the claimant of such denial. The written notice shall include the specific reason(s) for the denial; reference to specific Plan provisions upon which the denial is based; a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claimant's claim; and a statement of the claimant's right to bring a civil action under section 502(a) of ERISA.

      (c) If the Administrator fails to render a decision on a claimant's initial claim for benefits under the Plan or the Committee fails to render a decision on the claimant's subsequent appeal of the Administrator's decision, such claim or appeal will be deemed to be denied.

Section 6.04. Participant Rights Unsecured.

      (a) Unsecured Claim. The right of a Participant or the Participant's Beneficiary to receive a distribution hereunder shall be an unsecured claim, and neither the Participant nor any Beneficiary shall have any rights in or against any amount credited to his or her Account by a Participating Employer or to any other specific assets of a Participating Employer. The right of a Participant or Beneficiary to the payment of benefits under this Plan shall not be assigned, encumbered, or transferred, except by will or the laws of descent and distribution. The rights of a Participant hereunder are exercisable during the Participant's lifetime only by the Participant or his or her guardian or legal representative.

      (b) Contractual Obligation. Each Participating Employer shall be responsible for the payment of benefits attributable to Participants in its employ. A Participating Employer may authorize the creation of a trust or other arrangements to assist it in meeting the obligations created under the Plan. However, any liability to any person with respect to the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No obligation of a Participating Employer shall be deemed to be secured by any pledge of, or other encumbrance on, any property of a Participating Employer. Nothing contained in this Plan and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between a Participating Employer and any Participant or Beneficiary, or any other person.

Section 6.05. Distributions for Tax Withholding and Payment.

      (a) Notwithstanding the time or schedule of payments otherwise applicable to the Participant, the Administrator may direct that distribution from a Participant's vested Account be made (i) to pay the Federal Insurance Contributions Act ("FICA") tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2) with respect to compensation deferred under the Plan, (ii) to pay the income tax at source on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of FICA taxes, and (iii) to pay the additional income tax at source on wages attributable to the "pyramiding" of Code Section 3401 wages and taxes; provided that the total amount distributed under this provision must not exceed the aggregate of the FICA tax and the income tax withholding related to such FICA tax. In addition or in the alternative, the Administrator may direct that all FICA taxes owed in connection with any allocation hereunder be withheld from other compensation owed to the Participant.

      (b) The amount actually distributed to the Participant will be reduced by applicable tax withholding except to the extent such withholding requirements previously were satisfied in accordance with subsection (a) above.

Section 6.06. Amendment or Termination of Plan.

      (a) The Committee may at any time amend the Plan, including but not limited to modifying the terms and conditions applicable to (or otherwise eliminating) Deferrals, Matching Contribution Credits or other credits to be made on or after the amendment date; provided, however, that no amendment or termination may reduce or eliminate any Account balance accrued to the date of such amendment or termination (except as such Account balance may be reduced as a result of investment losses allocable to such Account).

      (b) There shall be no time limit on the duration of the Plan. The Board may terminate the Plan (or the Plan shall automatically terminate) in accordance with and subject to the following rules:

            (i) The Board at any time may terminate the Plan and require that all benefits accrued be distributed to Participants and Beneficiaries in a single sum without regard to a Participant's prior election as to the form of benefit payments, if (A) all plans or arrangements of the same type (as defined in regulations issued by the Secretary of the Treasury under Code Section 409A) are terminated with respect to all participants, (B) no payments other than those payable under the pre-existing terms of the Plan are made within 12 months of the date on which the arrangement is terminated, (C) all payments are completed within 24 months of the termination, and (D) the Company or Affiliate does not, for the five years following the date of termination, maintain an arrangement that, under rules prescribed by the Secretary of the Treasury, is required to be aggregated with any of the terminated arrangements.

            (ii) The Plan will automatically terminate and all benefits accrued will be distributed to Participants and Beneficiaries in a single sum without regard to a Participant's prior election as to the form and timing of benefit payments, with respect to any Participant (or the Beneficiary of a deceased Participant) who is affected by a "change in control event". For purposes of this Paragraph (ii), the term "change in control event" has the meaning specified by the Secretary of the Treasury for purposes of Code Section 409A. Payment shall be made within ten (10) business days of the occurrence of the "change in control event". If payment is delayed beyond such payment deadline for any reason, the balance to be paid out shall become fixed as of such tenth (10th) day, and shall be the balance of the Participant's Account as of the last day of the payroll period immediately preceding the change in control event, except that such amount shall be increased in an amount equivalent to interest on such fixed amount, to the date of actual payment, at a rate equal to two times the applicable federal rate, as determined under Code
                  Section 1274 as of the date of payment.

            (iii) The Plan shall terminate and all benefits accrued will be distributed in a single sum without regard to a Participant's prior election as to the form of benefit payments, if (A) payment is made upon a complete dissolution that is taxed under Code Section 331 or upon approval of a bankruptcy court pursuant to Section 503(b)(1)(A) of Title 11 of the United States Code, and (B) the amounts deferred under the Plan are included in the gross income of Participants and Beneficiaries by the latest of (i) the calendar year in which the Plan termination occurs, (ii) the calendar year in which the amounts are no longer subject to a substantial risk of forfeiture, or (iii) the first calendar year in which the payment is administratively practicable.

            (iv) Except as provided in Paragraphs (i), (ii) and (iii) above or as otherwise permitted in regulations promulgated by the Secretary of the Treasury under Code Section 409A, any action that purports to terminate the Plan shall instead be construed as an amendment to discontinue further benefit accruals, but the Plan will continue to operate, in accordance with its terms as from time to time amended and in accordance with applicable Participant elections, with respect to the Participant's benefit accrued through the date of termination, and in no event shall any such action purporting to terminate the Plan form the basis for accelerating distributions to Participants and Beneficiaries.

Section 6.07. Administrative Expenses.

      Costs of establishing and administering the Plan will be paid by the Participating Employers.

Section 6.08. Successors and Assigns.

      This Plan shall be binding upon and inure to the benefit of the Participating Employers, their successors and assigns and the Participants and their heirs, executors, administrators, and legal representatives.

Section 6.09. Right of Offset.

      The Participating Employers shall have the right to offset from the benefits payable hereunder any amount that the Participant owes to the Company or an Affiliate or other entity in which the Company or an Affiliate maintains an ownership interest. The Company may effectuate the offset without the consent of the Participant (or, in the event of the Participant's death, without the consent of the Participant's spouse or Beneficiary).

Section 6.10. Not a Contract of Employment.

      This Plan may not be construed as giving any person the right to be retained as an employee of the Company or any Affiliate.

Section 6.11. Miscellaneous Distribution Rules.

      The following rules will supersede any inconsistent distribution provisions of the Plan. In the circumstances described in subsections (a), (b) and (c) below, a payment that would otherwise be due and payable under the terms of the Plan with respect to amounts that are subject to Code Section 409A will be delayed, and payment will be made in accordance with this Section.

      (a) Code Section 162(m). If and to the extent that the Company reasonably anticipates that its income tax deduction with respect to a payment will be limited or eliminated by application of Code Section 162(m), the payment shall be deferred until either (i) the earliest date at which the Company reasonably anticipates that the Company's deduction for the payment will not be limited or eliminated by application of Code Section 162(m), or (ii) the calendar year in which occurs the Participant's Separation from Service.

      (b) Loan Covenants or Similar Contractual Requirements. If and to the extent that the Company reasonably anticipates that the making of a payment will violate a term of a loan agreement to which the Company or an Affiliate is a party, or other similar contract to which the Company or an Affiliate is a party, and such violation will cause material harm to the Company or an Affiliate, the payment shall be deferred until the earliest date at which the Company or Affiliate reasonably anticipates that the making of the payment will not cause such violation or such violation will not cause material harm to the Company or Affiliate. The foregoing rule shall apply only if the Company or Affiliate entered into the loan agreement (including the loan covenant) or other similar contract for legitimate business reasons and not for the purpose of deferring distribution of amounts subject to Code Section 409A.

      (c) Federal Securities and Other Applicable Law. If and to the extent that the Company reasonably anticipates that the making of a payment will violate Federal securities laws or other applicable law, the payment shall be deferred until the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation. For this purpose, the making of a payment is not treated as a violation of applicable law because the payment would cause the inclusion of amounts in gross income of the recipient or result in a penalty or any provision of the Code being or becoming applicable.

Section 6.12. Nontransferability.

      Prior to payment thereof, no benefit under the Plan shall be assignable or subject to any manner of alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrance of any kind.

Section 6.13. Limitation on Actions.

      Any action or other legal proceeding with respect to the Plan may be brought only after the claims and appeals procedures of Section 6.03 are exhausted and only within the period ending on the earlier of (i) one year after the date the claimant receives notice or deemed notice of a denial upon appear under Section 6.03(b), or (ii) the expiration of the statute of limitations period under applicable federal law.


                                            BUCYRUS INTERNATIONAL, INC.

                                            By:/s/ C.R. Mackus
                                               -----------------------------

                                            Title:CFO and Secretary
                                                  --------------------------

                                            Date:10/20/06
                                                 ---------------------------